UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2009

SELECT COMFORT CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442

(Address of principal executive offices)   (Zip Code)

(763) 551-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2009, Select Comfort Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Underwriter”) pursuant to which the Company agreed to offer and sell 3,800,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, in an underwritten public offering (the “Offering”).  The Shares are being sold to the public at a price of $4.75 per share.  The Underwriter has agreed to purchase the Shares from the Company pursuant to the Purchase Agreement at a discount of $0.285 per share, representing 6% of the public offering price, for an aggregate discount of $1,083,000.  The net proceeds to the Company are expected to be approximately $16,467,000 after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering.  The Offering is expected to close on or about December 11, 2009.

The Offering is being made pursuant to a prospectus supplement, the final form of which will be filed by the Company, and an accompanying base prospectus dated November 16, 2009, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-162427), which was filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2009, amended on November 6, 2009, and declared effective by the Commission on November 16, 2009.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

A copy of the opinion of Oppenheimer Wolff & Donnelly LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

ITEM 8.01.  OTHER EVENTS.

On December 7, 2009, the Company issued a press release announcing the Offering.  On December 8, 2009, the Company issued a press release announcing that it had priced the Offering.  The Company’s press releases are attached to this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	1.1	Purchase Agreement, dated as of December 8, 2009, by and between Select Comfort Corporation and Piper Jaffray & Co.

	5.1	Opinion of Oppenheimer Wolff & Donnelly LLP

	23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1)

	99.1	Press Release, dated as of December 7, 2009

	99.2	Press Release, dated as of December 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: December 8, 2009	By:	/s/ Mark A. Kimball
	Name:	Mark A. Kimball
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated as of December 8, 2009, by and between Select Comfort Corporation and Piper Jaffray & Co.

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated as of December 7, 2009

99.2	Press Release, dated as of December 8, 2009